Exhibit 10.02
                    AGREEMENT AND PLAN OF REORGANIZATION

       This Agreement and Plan of Reorganization (the "Agreement") is dated as of May 20, 1999 by and between GTrade.Network Inc., a Delaware corporation ("GTrade") and Ralph J. Fasano, the sole shareholder
("Shareholder") of FleaMan.Com Inc., a Nevada corporation ("FleaMan").

        1. Plan of Reorganization. The Shareholder is the owner of all 10,000 issued and outstanding shares (the "FleaMan Shares") of Common Stock of FleaMan. It is the intention of the parties hereto that the FleaMan Shares shall be conveyed to GTrade in exchange for 400,000 shares of GTrade Common Stock, $.001 par value and 100,000 shares of GTrade Series A Preferred Stock, $.05 par value (the "GTrade Shares"), which are authorized, but have not yet been issued by GTrade. The terms of the GTrade Series A Preferred Stock are encompassed within Appendix I hereto. On the Closing Date, as hereinafter defined, the Shareholder will deliver the FleaMan Shares to GTrade and GTrade will deliver to the Shareholder certificates representing the GTrade Shares in the names and amounts set forth on Exhibits "A" and "B", free and clear of all claims, liens, and encumbrances. On the Closing Date, FleaMan will be a wholly-owned subsidiary of GTrade.

        The GTrade Shares shall be issued in certificates in form and substance satisfactory to counsel for GTrade. The Shareholder represents and warrants that he will receive and hold the GTrade Shares for investment and not with a view to the distribution thereof, and that he understands that the GTrade Shares to be received by him will bear a legend acknowledging that such shares are "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") pursuant to the Securities Act of 1933 (the "Act"). The Shareholder understands and agrees that the GTrade Shares may not be publicly offered or sold by him for a period of one year from the Closing Date and thereafter may be publicly offered or sold by him only pursuant to
(a) Rule 144 or some other exemption from registration under the federal securities laws, as determined by counsel to GTrade or (b) a Registration Statement which has been declared effective by the Securities and Exchange Commission. There can be no assurance that GTrade will then satisfy the requirements for such a sale pursuant to Rule 144, and GTrade has not, nor will it have, any obligation to the Shareholder whatsoever to file a Registration Statement covering the GTrade Shares. The Shareholder further agrees that the transfer agent for the Common Stock of GTrade will be instructed to place a "stop transfer" order against all of the GTrade Shares to be issued to the Shareholder hereunder prohibiting the transfer of the GTrade Shares on the books and records of GTrade until the conditions set forth above have been satisfied.

     2. Delivery of Shares. On the Closing Date, the Shareholder will deliver certificates for the FleaMan Shares, duly endorsed, so as to make GTrade the sole owner thereof, free and clear of all claims, liens and encumbrances; and on such Closing Date delivery of the certificates representing the GTrade Shares will be made to the Shareholder as set forth above. Delivery will be made at such place as may be determined by the parties.

     3. Representations of Shareholder. The Shareholder represents and warrants as follows:

     (a)As of the Closing Date, Shareholder will be the sole owner of the
FleaMan    Shares appearing of record in his name; such FleaMan shares will be free from claims, liens or other encumbrances; and, Shareholder will have the unqualified right to transfer such FleaMan Shares;

      (b) The FleaMan Shares constitute duly and validly issued shares of FleaMan, and are fully-paid and nonassessable;

      (c) FleaMan has not conducted any operations since its incorporation on April 29, 1999, and its sole asset consists of an internet website identified as "fleaman.com," which was received from the Shareholder in consideration of the issuance to Shareholder of the FleaMan Shares.

      (d) Since incorporation on April 29, 1999 and on the Closing Date, there will not be any material adverse changes in the financial position of FleaMan;

      (e) FleaMan is not and as of the Closing Date will not be involved in any pending litigation or governmental investigation or proceeding not disclosed in writing to GTrade, and to the knowledge of the Shareholder no litigation or governmental investigation or proceeding is threatened against FleaMan;

      (f) As of the Closing Date, FleaMan will be in good standing as a Nevada corporation;

      (g) The authorized capital stock of FleaMan consists of 25,000,000 shares of Common Stock, $.001 par value per share; as of the Closing Date 10,000 shares of FleaMan Common Stock will be issued and outstanding, all of which shares will be validly issued, fully-paid and nonassessable and there is not, and as of the Closing Date there will not be, outstanding any warrants, options or other agreements on the part of FleaMan obligating FleaMan to issue any additional shares of its Common Stock or any of its securities of any kind;

      (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or By-laws of FleaMan; will violate, conflict with or result in the breach or termination of or otherwise any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which FleaMan is a party or by which any of its property or assets may be bound; or result in the creation of any lien, charge or encumbrance upon the properties or assets of FleaMan; violate any judgment, order, injunction, decree or award against or binding upon FleaMan or upon its securities, property or business;

      (i) Except as set forth on Exhibit "C" (if required) hereto FleaMan is not now nor prior to the Closing Date will it become (without the consent of GTrade) a party to or be bound by any written or oral; (i) contract not made in the ordinary course of business; (ii) employment, advisory or consulting contract; (iii) contract with any labor or trade union or association; (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization insurance or any other plan providing for employee benefits; (v) lease with respect to any property, real, personal or mixed, whether as lessor or lessee; (vi) continuing contract for the future purchase of material supplies, equipment or services in excess of $1,000 per contract; or (vii) single contract for expenditures or commitment for expenditures in excess of $10,000 or extending beyond December 31, 1999.

     4. Representations of GTrade. GTrade represents and warrants to Shareholder as follows:

     (a) GTrade is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      (b) GTrade has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of GTrade's Certificate of Incorporation, By-laws, or any agreement or instrument to which GTrade is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to GTrade.

      (c) GTrade's execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all action, corporate, shareholder, and otherwise, required under GTrade's Certificate of Incorporation or By-laws, or under the Delaware General Corporation Law, or under any other statute, ruling, law, or agreement affecting the business operations of GTrade.

      (d) This Agreement has been duly executed and delivered on behalf of GTrade, and at the Closing all documents and instruments required hereunder to be executed and delivered by GTrade shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of GTrade enforceable in accordance with their terms.

      (e) GTrade presently has U.S.$50,000.00 cash which is not subject to any claim, lien, encumbrance or offset, and GTrade will continue to have such cash amounts through the Closing Date.

      (f) The total authorized capitalization of GTrade consists of 50,000,000 shares of Common Stock, $.001 par value and 700,000 shares of Preferred Stock, $.05 par value. The number of shares of each category to be outstanding on the Closing Date before the issuance of the GTrade Shares to the Shareholder is as follows:

              Common Stock                  10,155,800.06
              Common Stock Options           4,000,000(1)
              Preferred Stock                      -0-
_______________________
(1) Outstanding options for 4,000,000 are exercisable at $.25/share through June 16, 1999.

      (g) As of the Closing Date, the GTrade Shares to be delivered to the Shareholder will constitute valid and legally issued, fully-paid and nonassessable shares of GTrade, and will be legally equivalent in all respects to the Common Stock of GTrade issued and outstanding as of the date hereof.

      (h) The Officer and Director of GTrade are set forth on Exhibit "D"; GTrade has taken all necessary corporate action to authorize the execution of this Agreement and the issuance of the GTrade Shares contemplated hereby and the officer of GTrade is duly authorized to execute this Agreement;

      (i) Since December 31, 1997 there have not been and prior to the Closing Date there will not be any material changes in the financial position of GTrade except those otherwise disclosed to the Shareholder.

      (j) GTrade is not involved in any pending litigation or governmental investigation or proceeding, except as disclosed to the Shareholder;

      (k) As of the Closing Date GTrade will be in good standing as a Delaware Corporation.

     (l) GTrade shall make available to FleaMan, as its subsidiary, U.S.$3,000,000.00 over a period of four (4) months following the Closing Date, as, when and reasonably required to implement the business plan of FleaMan and otherwise expand such business.

     5. Prohibited Acts. GTrade agrees not to do any of the following things prior to the Closing Date, and the Shareholder agrees that prior to the Closing Date he will not request or permit FleaMan to do any of the following things:

      (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock;

      (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, or issue any notes or other evidences of indebtedness not in the usual course of business; or

      (c) Make capital expenditures in excess of an aggregate of Twenty-Five Thousand Dollars ($25,000).

      6. Delivery of Records. The Shareholder agrees that on or before the Closing Date he will cause to be delivered to GTrade such corporate records or other documents of FleaMan as GTrade may reasonably request.

      7. Resignation of Officer of GTrade. The officer of GTrade will submit her resignation at closing, whereupon Shareholder shall become the interim President and a Director of GTrade, and John D. Shearer shall be appointed to serve as Secretary/Treasurer of GTrade.

      8.     Conditions to the Obligations of GTrade and the Shareholder.

      (a) The obligations of GTrade to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following further conditions; (i) each of the representations and warranties of the Shareholder contained in this Agreement or in any written statement exhibit, financial statement or schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true in all respects as the Closing Date as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); (ii) the Shareholder shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing Date and GTrade shall have been furnished with a certificate of the President of FleaMan dated the Closing Date certifying in such detail as GTrade may reasonably request to the fulfillment of such conditions; (iii) all documents and proceedings of the Shareholder and FleaMan in connection with the transactions contemplated hereby shall have been approved as to firm and substance by GTrade and its counsel, Raymond L. Ridge, whose approval will not unreasonably be withheld.

      (b) The obligations of the Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following further conditions; (i) each of the representations and warranties of GTrade contained in this Agreement or in any written statement exhibit, financial statement or schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true in all respects as the Closing Date as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); (ii) GTrade shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date and the Shareholder shall have been furnished with a certificate of the President/Secretary of GTrade dated the Closing Date certifying in such detail as the Shareholder may reasonably request to the fulfillment of such conditions; (iii) all documents and proceedings of GTrade in connection with the transactions contemplated hereby shall have been approved as to form and substance by the Shareholder.

      (c) All of the representations and warranties of the Shareholder contained in this Agreement or any exhibit thereto shall have been acknowledged by FleaMan. All of the representations and warranties of GTrade and the Shareholder shall be true in all material respects on the Closing Date as if then made. All such representations and warranties shall survive the Closing Date of this transaction.

     9. Notices. Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address by FAX, or, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following address:

If to the Shareholder:

                 Ralph J. Fasano
                 3041 Hempstead Turnpike
                 Levitttown, NY 11756

If to GTrade:

                 GTrade.Network Inc.
                 c/o The Ridge Group
                 660 Newport Center Drive, Ste. 780
                 Newport Beach, CA 92660

     10. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

     11. Closing Date. The Closing Date shall be June 1, 1999 at 1:00 p.m., or such later date as to which the parties shall agree.

     12. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada. Any action arising out of or under this Agreement shall be brought in the Courts of the State of Nevada, Clark County.

     13. Counterparts. This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GTrade.Network Inc.                              FleaMan.Com Inc.





BY:/s/ Charlene Davis                         BY:/s/ Ralph J. Fasano
      ----------------------                        ----------------------
              Charlene Davis, President                   Ralph J. Fasano,
President

                                Exhibit "D"

                            GTrade.Network Inc.

Officer and Director

Name and Address                                Signature

Murray Berger, Director
40 Knightsbridge Road, Apt. 3E
Great Neck, NY 11021
(516) 829-9085 (Phone/FAX)
_____________________________

Charlene Davis, President
71 Somerset Road
Rocky Point, NY 11778
(516) 744-0190
_____________________________

                             FIRST AMENDMENT TO
                    AGREEMENT AND PLAN OF REORGANIZATION

     This first amendment ("First Amendment") to that Agreement and Plan of Reorganization dated May 20, 1999 ("Agreement") is made this 11th day of August, 1999 by and between GTrade.Network Inc., a Delaware corporation ("GTrade") and Ralph J. Fasano, formerly the sole shareholder ("Shareholder") of FleaMan.Com Inc., a Nevada corporation ("FleaMan").

     WHEREAS, GTrade and the Shareholder are desirous of amending the Agreement in certain respects as hereinafter provided.

     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and for over good and valuable consideration, the receipt and sufficiency of which are acknowledged, it is hereby agreed as follows:

     1.    The following paragraph shall be added to the Agreement:

            14.    Miscellaneous.

      a. The provisions of paragraph 4(1) shall be deemed modified to reflect that the contribution of $3,000,000.00 referred to therein shall be made as follows:

             GTrade has heretofore advanced $40,000.00 to FleaMan, and will advance an additional $100,000.00 to FleaMan by 5:00 p.m. on August 12, 1999; and another $100,000.00 on September 10, 1999. On or before September 10, 1999, GTrade and Shareholder shall jointly review the business plan for FleaMan and jointly decide on the time schedule for funding the balance of the $2,760.000.00. In no event, shall the finding of said balance be later than March 10, 2000. All prior and future advances of the $3,000,000.00 commitment shall be utilized by FleaMan in pursuit of the business plan adopted for FleaMan as the same may be amended from time-to-time way the consent of GTrade, and no part of such contribution shall be removed from FleaMan once contributed.

      b. Should GTrade for any reason fail to fund the balance of the $3,000,000.00 commitment referred to paragraph 4(1) of the Agreement, upon the dates set forth in subparagraph (a) above (and after the failure to cure such non-payment within three days from the due date) Fasano shall have the right to (i) terminate the Agreement, (ii) retrieve from GTrade 100% of the issued and outstanding shares of FleaMan.Com Inc., and (iii) FleaMan.Com Inc. shall retain all monies theretofore advanced as liquidated damages for the Shareholder's efforts in attempting to make its business successful, and GTrade shall thereafter have no further obligations to Shareholder or FleaMan. In such event, both GTrade and Fasano agree to immediately cause the return of any stock in GTrade or FleaMan.Com Inc. issued to the other pursuant to and in accordance with the Agreement.

      c. Shareholder acknowledges that GTrade is the owner of 100% of the issued and outstanding shares of FleaMan.Com Inc. effective as of June 2, 1999, the effective Closing Date under the Agreement. GTrade confirms and acknowledges that Fasano is the owner of 400,000 shares of its common stock, and 100,000 shares of its Series A preferred stock, effective as of June 2, 1999, the effective Closing Date under the Agreement. The parties agree to promptly issue stock certificates evidencing ownership in accordance with the above.

      d. Each party represents to the other that the execution of this First Amendment to the Agreement has been duly authorized by all necessary corporate action required by law, and that this First Amendment to the Agreement is fully enforceable in accordance with its provisions.

      e. This First Amendment may be executed in any number of counterparts, which together shall constitute one arid the same instrument. Delivery of an executed counterpart of this First Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this First Amendment. Any party delivering an executed counterpart of this First Amendment by telefacsimile shall also deliver a manually executed counterpart of this First Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

     15. Except as expressly set forth herein, the parties ratify and reaffirm each and every provision of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Agreement as of the date first above written.

                                              GTrade.Network Inc.

                                              By:/s/ Aziz Hirji
                                                 --------------------------
                                                     Aziz Hirji, President


                                              FleaMan.Com Inc.


                                              By:/s/ Ralph J. Fasano
                                                 --------------------------
                                                 Ralph J. Fasano, President